                                  EXHIBIT 11.1

Exhibit 11.1 Statement regarding computation of per share earnings.

Presented below is the reconciliation of the numerators and denominators of the computations for earnings per common share and earnings per common share - diluted.

                                                                  1998
                                                 ------------------------------------
                                                   Income        Shares     Per Share
                                                 (Numerator)  (Denominator)   Amount
                                                 ------------------------------------
Income available to common stockholder           $4,384,845     3,166,041
    Less unallocated ESOP shares                         --       117,894
                                                 ----------    ----------

Basic earnings per common share
    Income available to common stockholders       4,384,845     3,048,147   $   1.44

Effective of dilutive securities - options               --        84,684
                                                 ----------    ----------

Earnings per common share - assuming dilution
    Income available to common stockholders +
    assumed conversions                          $4,384,845    $3,132,831   $   1.40
                                                 ==========    ==========

                                                                  1997
                                                 ------------------------------------
                                                   Income        Shares     Per Share
                                                 (Numerator)  (Denominator)   Amount
                                                 ------------------------------------
Income available to common stockholder           $3,917,124     3,323,346
    Less unallocated ESOP shares                         --       139,077
                                                 ----------    ----------

Basic earnings per common share
    Income available to common stockholders       3,917,124     3,184,269   $   1.23

Effective of dilutive securities - options               --        56,800
                                                 ----------    ----------

Earnings per common share - assuming dilution
    Income available to common stockholders +
    assumed conversions                          $3,917,124    $3,241,069   $   1.21
                                                 ==========    ==========

Basic earnings per common share information for 1996 is calculated by dividing net income by the weighted number of shares outstanding (3,818,273). Earnings per common share - assuming dilution for 1996 did not include the effect of options to purchase 237,000 shares of common stock because the exercise price was greater than the average market price of the common shares.